FS-7


                            The Berkshire Gas Company
                                  Balance Sheet

 December 31                                                           2004
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 (Thousands)
 Assets
 Current Assets
  Cash and cash equivalents                                              $1,433
  Accounts receivable, net                                                9,773
  Fuel, at average cost                                                   5,776
  Materials and supplies, at average cost                                   456
  Accumulated deferred income taxes                                         202
  Prepaid taxes                                                             548
  Prepayments and other current assets                                    1,250
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    Total Current Assets                                                 19,438
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 Utility Plant, at Original Cost
  Natural gas                                                           135,265
  Less accumulated depreciation                                          35,189
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    Net Utility Plant in Service                                        100,076
  Construction work in progress                                             691
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    Total Utility Plant                                                 100,767
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 Other Property and Investments, Net                                      1,666
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 Regulatory and Other Assets

   Environmental remediation costs                                       18,268
   Other                                                                  6,835
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  Total regulatory assets                                                25,103
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  Other assets
   Goodwill, net                                                         60,660
   Prepaid pension benefit                                               14,120
   Other                                                                  3,645
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  Total other assets                                                     78,425
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    Total Regulatory and Other Assets                                   103,528
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    Total Assets                                                       $225,399
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

                                                                            FS-7

                            The Berkshire Gas Company
                                  Balance Sheet

 December 31                                                           2004
 -------------------------------------------------------------------------------
 (Thousands)
 Liabilities
 Current Liabilities
  Notes payable                                                         $4,000
  Accounts payable and accrued liabilities                               6,451
  Interest accrued                                                         935
  Other                                                                    603
 -------------------------------------------------------------------------------
    Total Current Liabilities                                           11,989
 -------------------------------------------------------------------------------
 Regulatory and Other Liabilities
  Regulatory liabilities
   Pension benefits                                                      7,320
   Accrued removal obligation                                           15,861
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  Total regulatory liabilities                                          23,181
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  Other liabilities
   Deferred income taxes                                                18,761
   Environmental remediation costs                                       9,985
   Other                                                                 7,127
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  Total other liabilities                                               35,873
 -------------------------------------------------------------------------------
    Total Regulatory and Other Liabilities                              59,054
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  Long-term debt                                                        46,000
 -------------------------------------------------------------------------------
    Total Liabilities                                                  117,043
 -------------------------------------------------------------------------------
 Commitments
 Preferred Stock
  Preferred stock                                                          244
 Common Stock Equity
  Capital in excess of par value                                        97,591
  Retained earnings                                                     10,539
  Accumulated other comprehensive income (loss)                            (18)
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    Total Common Stock Equity                                          108,112
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    Total Liabilities and Stockholder's Equity                        $225,399
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

                                                                            FS-7


                            The Berkshire Gas Company
                               Statement of Income

 Year Ended December 31                                    2004
 ---------------------------------------------------------------------
 (Thousands)
 Operating Revenues
   Sales and services                                     $66,454
 Operating Expenses
   Natural gas purchased                                   37,346
   Other operating expenses                                11,583
   Maintenance                                                888
   Depreciation and amortization                            5,055
   Other taxes                                              2,385
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       Total Operating Expenses                            57,257
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 Operating Income                                           9,197
 Other (Income)                                            (1,397)
 Other Deductions                                              26
 Interest Charges, Net                                      3,703
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 Income Before Income Taxes                                 6,865
 Income Taxes                                               2,640
 ---------------------------------------------------------------------
 Net Income                                                 4,225
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 Preferred Stock Dividends                                     12
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 Earnings Available for Common Stock                       $4,213
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

                                                                            FS-7
                            The Berkshire Gas Company
                         Statement of Retained Earnings

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 Twelve months ended December 31, 2004
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 (Thousands)
 Balance, Beginning of Period                                            $8,326



 Add net income                                                           4,225

 Deduct dividends on common stock                                        (2,000)
 Deduct dividends on preferred stock                                        (12)
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 Balance, End of Period                                                 $10,539
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